CALCULATION OF FEES TABLE
FORM S-8
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (2)
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value (1)	Other	1,000,000	$17.265	$17,265,000.00	0.00013810	$2,384.30
	Total Offering Amounts:					17,265,000.00		2,384.30
	Total Fee Offsets:							—
	Net Fee Due:							2,384.30

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), also registered hereby are such additional and indeterminate number of shares of common stock as may become issuable under our Fourth Amended and Restated 2009 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low price per share of our common stock as reported on the New York Stock Exchange on May 5, 2026.